UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2016
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INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)
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Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2809 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Update on Estimated Tax Impact of Distribution on InvenTrust Stockholders
As previously disclosed, on April 28, 2016, InvenTrust Properties Corp. (the “Company”) completed the spin-off of Highlands REIT, Inc. (“Highlands”), which the Company formed to hold substantially all of its remaining non-core assets, through the Company’s distribution of the outstanding common stock of Highlands to holders of record of the Company’s common stock. Each holder of record of the Company’s common stock as of the close of business on April 25, 2016 received one share of Highlands’ common stock for every one share of the Company’s common stock held.
For U.S. federal income tax purposes, the Company’s distributions of cash and property, including the distributed Highlands shares, will be treated as taxable dividends to the extent of the Company’s earnings and profits (“E&P”). However, as discussed under “Certain Material U.S. Federal Income Tax Consequences of the Separation” in the registration statement on Form 10 of Highlands, as filed with the Securities and Exchange Commission on April 13, 2016, the Company anticipates that its tax basis in the Highlands common stock equaled or exceeded the fair market value of that stock as of the separation of Highlands from the Company. Accordingly, the Company does not believe it recognized taxable gain as a result of the separation and believes that the separation did not increase its E&P for 2016. Thus, if a stockholder owns its Company common stock for all of 2016, the Company anticipates that the separation will not increase the amount of dividend income the stockholder will recognize for 2016 compared to the amount of dividend income it would have recognized if the distribution had not occurred.
The Company currently estimates that it will have current E&P of approximately $0.33 per share attributable to operations and other non-recurring transactions, including real estate property sales and the sale of the student housing platform, University House, in 2016.
On June 21, 2016, the Company completed the sale of its student housing platform, University House. The total estimated E&P of $0.33 per Company share includes approximately $0.22 per share derived from the sale of student housing platform. Solely for illustration purposes, assuming the Company distributes $0.49 per share in 2016, the Company anticipates that such distributions, including quarterly cash distributions and the Highlands’ stock distribution, will generally be taxable as follows:

•	$0.33 (or 67% of the Company’s total distributions) would be taxable as dividends.

•	$0.16 (or 33% of the Company’s total distributions) would be treated as a non-taxable return of capital and will reduce the tax basis of each share of the Company common stock held.
The Company’s E&P for 2016 will depend upon all of its activities in 2016, including both its non-recurring transactions and ordinary operations. As a result, the actual amount of the Company’s E&P, the taxable portion of its cash and property distributions, including the distribution of Highlands shares, and the non-taxable return of capital will not be available until early 2017.
Consult Your Tax Advisor
The information in this document represents the Company’s understanding of the U.S. federal income tax laws and regulations and does not constitute tax advice. It does not purport to be complete or to describe the consequences that may apply to particular categories of stockholders. Each stockholder is urged to consult his, her, or its tax advisor as to the specific tax consequences of the distribution to such stockholder, including the effect of any state, local, or non-U.S. tax laws, and of changes in applicable tax laws.
Forward-Looking Statements
Forward-Looking Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about the Company’s estimated earnings and profits for 2016 and the taxable portion of its cash and property distributions, including the distribution of Highlands shares, and the non-taxable return of capital, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: October 20, 2016	By:	/s/ Michael E. Podboy
Name: Michael E. Podboy
Title: Executive Vice President, Chief Financial
Officer, Chief Investment Officer and Treasurer